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EX-99.1  PRESS RELEASE

                OAO Technology Solutions Announces Acquisition

            Company to Acquire EZ-CAP, a Healthcare Software Firm;

           Will Add $10 Million in Annual Revenues and Is Accretive

GREENBELT, MD - August 16, 2001 - OAO Technology Solutions (NASDAQ: OAOT) announced today that it has signed a definitive agreement to purchase EZ-CAP, a division of QuadraMed Corporation (Nasdaq: QMDC). The business unit will add approximately $10 million annually to OAOT's Healthcare Division, (OAOHS), nearly doubling its revenues. The acquisition is accretive and is expected to close during the third quarter.

The EZ-CAP managed care software product is the industry standard solution for at-risk healthcare organizations, and is currently installed at over 200 clients. The acquisition facilitates OAOHS's entry into the provider (physician-hospital) segment of the healthcare benefit processing software market. Commenting on the acquisition, Greg Pratt, president and CEO of OAOT, said, "We have long pursued the right acquisition for our new business sector; one that that is accretive to earnings, enhances management and adds new customers and a strong sales and marketing team. The EZ-CAP acquisition far exceeds these criteria."

He continued, "This acquisition represents a complementary addition to our flagship MC400 product, a payor centric (HMO, IPA, TPA) healthcare benefit software system. EZ-CAP gives us entry into the healthcare provider benefit processing markets. This market segment comprises over 25,000 medical groups such as independent physician associations, management service organizations, and physician- hospital organizations that currently exist in the U.S. today. EZ-CAP, with its strong reputation, outstanding product and established client base, is the dominant claims benefit software to healthcare providers within its markets."

Pratt continued, "We expect to derive considerable synergies from the co-marketing of the MC400 and the EZ-CAP brands. We expect to offer feature rich solutions targeting entry level to million member plans. Going forward, the market breath achieved by the combination of MC400 and EZ-CAP software for healthcare benefit providors and payors will position OAOHS for significant future growth. The combination of the two organizations should generate approximately $25 million in annual revenues next year."

About OAOT

OAO Technology Solutions, Inc. is a global provider of information technology and eBusiness solutions. Headquartered in Greenbelt, Maryland, the Company's 2,200 employees work in 200 locations throughout the world. The Company's web site can be accessed at www.oaot.com. OAO Technology Solutions, Inc. is a
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Safeguard Scientifics (NYSE: SFE) partner company.  Please direct media
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inquiries to Deborah Starke at 301-486-0400 or media@oaot.com. For investor relations information please contact Karen Vahouny of Qorvis Communications, at 703-744-7809 or IR@oaot.com.
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About EZ-CAP

EZ-CAP is installed in over 200 sites and is the managed care information system industry standard for at-risk healthcare organizations. EZ-CAP provides secure, web-enabled modules for authorizations, premium billing, capitation payment, data reconciliation, benefit administration, contract management, and health plan and member eligibility management. EZ-CAP 4.0, which operates on Microsoft SQL Server enterprise technology, permits the use of a central database to concurrently process information for multiple managed care companies.

SAFE HARBOR STATEMENT: This news release contains statements that are forward-looking statements concerning future results, performance or expectations within the meaning of applicable federal securities laws. These statements are based upon the Company's current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from

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those anticipated. These risks include the risks and uncertainties relating to the difficulties of investments in infrastructure, expansion of business offerings, opportunities in the marketplace, future financial results, closing the proposed acquisition, ability to successfully integrate the proposed acquisition and achieve historical and forecasted revenues and earnings post closing, and other factors discussed in the Company's filings with the Securities and Exchange Commission.

The various trademarks and service marks identified herein are the property of their respective owners and OAOT makes no claim to such properties.

Copyright (C) 2001 by OAO Technology Solutions, Inc. All rights reserved

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